UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment to Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2004

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri 63017

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report): Not applicable

SAVVIS COMMUNICATIONS CORPORATION

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits	Page 3

SIGNATURES

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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired.

Pursuant to a letter dated March 17, 2004 from the Securities and Exchange Commission (the “Commission”), the Commission stated that it would not object to SAVVIS Communications Corporation (SAVVIS) filing audited Statements of Assets Acquired and Liabilities Assumed and audited Statements of Revenue and Direct Operating Expenses, relating to the acquisition of certain assets and assumption of certain liabilities of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc., together with certain assets and liabilities of certain of their affiliates, (collectively “Cable & Wireless America” or “CWA”), instead of full financial statements required by Rule 3-05 of Regulation S-X. Included herein as Exhibit 99.1 to this Form 8-K/A are the audited Statement of Assets Acquired and Liabilities Assumed as of December 31, 2003 and related Statements of Revenue and Direct Operating Expenses for the nine months ended December 31, 2003 and the twelve months ended March 31, 2003 and 2002, with the Registered Public Accounting Firm’s Report thereon. The acquisition was made pursuant to an Asset Purchase Agreement dated January 23, 2004, between CWA and SAVVIS Asset Holdings, Inc. CWA was wholly owned by Cable & Wireless, plc, (“CWplc”).

(b)	Pro Forma Financial Information.

Pursuant to the March 17, 2004 letter from the Commission, the Commission stated that it will waive the requirement in Article 11 of Regulation S-X that SAVVIS provide pro forma statements of operations if the use of forward-looking information is necessary in order to meaningfully present the effects of the acquisition. The Registrant has not included pro forma statements of operations in this report because it believes that forward-looking information would be required to meaningfully present the effects of the acquisition of the assets acquired and the liabilities assumed from CWplc. A pro forma condensed combined balance sheet of SAVVIS and CWA has not been presented in this report because the acquisition has been reflected in the March 31, 2004 consolidated balance sheet contained in the SAVVIS quarterly report on Form 10-Q for the quarter ended March 31, 2004.

(c)	Exhibits.

23.1	Independent Registered Public Accounting Firm Consent

99.1	Financial Statements of Business Acquired.

99.2	Forward Looking Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

Date: July 28, 2004	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

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